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                                                                  EXHIBIT 23.1





                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-75254, 33-75252, 33-92656, 333-01978, 333-34839, 333-34837,
333-81521, 333-81523, 333-89405, 333-64410, 333-64412, 333-100294, 333-100295)
and the Registrations Statements on Form S-4 (Nos. 333-52937, 333-77343, 333-43752, 333-64656) of our report dated May 5, 2003, with respect to the consolidated financial statements and schedule of Black Box Corporation, included in this Annual Report on Form 10-K for the year ended March 31, 2003.


June 27, 2003